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                                                                    Exhibit 10.2

                               FIRST AMENDMENT TO
                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                  FIRST AMENDMENT, dated as of December 23, 2003 (this "Amendment"), to the Intercreditor and Subordination Agreement referred to below among INFOGRAMES ENTERTAINMENT SA, a company organized under the laws of France ("Parent"), CALIFORNIA US HOLDINGS, INC., a California corporation ("CUSH", together with Parent and any other holder of the Subordinated Obligations, from time to time, collectively, the "Subordinated Noteholder"), ATARI INTERACTIVE, INC., formerly known as INFOGRAMES INTERACTIVE, INC., a Delaware corporation ("Interactive"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, the "Senior Agent") for the lenders from time to time party to the Senior Credit Agreement (the "Senior Lenders" and together with the Senior Agent and their respective successors and assigns, the "Senior Creditors"), and the CREDIT PARTIES SIGNATORY HERETO.

                               W I T N E S S E T H

                  WHEREAS, Parent, CUSH, Senior Agent and the Credit Parties are parties to that certain Intercreditor and Subordination Agreement, dated as of November 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement");

                  WHEREAS, the Senior Credit Agreement is being amended simultaneously herewith to release Interactive and Paradigm as Credit Parties thereto;

                  WHEREAS, pursuant to the Senior Credit Agreement, Interactive and Paradigm are required to become parties to the Intercreditor Agreement;

                  WHEREAS, pursuant to an Agreement, dated as of September 24, 2003, among Parent, CUSH, Borrower and the Senior Agent, each of Parent and Holdings, among other things, (i) agreed and acknowledged that all outstanding Subordinated Obligations pursuant to the Subordinated Credit Agreement, the Subordinated Secured Notes and the Subordinated Convertible Notes, together with any other documents or instruments relating thereto (as amended, restated, modified or supplemented, the "Terminated Parent Subordinated Debt Agreements") have been paid and satisfied in full and were terminated (the "Satisfied Subordinated Obligations"); (ii) terminated and released the Parent Second Lien and any other security interest or liens on any property or assets of any Credit Party or any other Person securing the Satisfied Subordinated Obligations; and
(iii) covenanted and agreed that neither the Borrower nor any other Credit Party has any right to incur any additional Indebtedness under the Terminated Parent Subordinated Debt Agreements nor any further liability or obligation under the Terminated Parent Subordinated Debt Agreements; and

                  WHEREAS, Subordinated Noteholder, Interactive, Paradigm, Senior Agent and the Credit Parties have agreed to amend the Intercreditor Agreement in the manner, and on the terms and conditions, provided for herein;

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                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement.

                  2. Amendment to Section 1 of the Intercreditor Agreement.
Section 1 of the Intercreditor Agreement is hereby amended by (a) deleting the definitions of "Shiny Notes", "Subordinated Convertible Notes" and "Subordinated Secured Notes", and (b) deleting the definition of "Subordinated Credit Agreement" and the references to such term in the definitions of "Subordinated Note Documents" and "Subordinated Obligations."

                  3. Amendment to Section 1 of the Intercreditor Agreement.
Section 1 of the Intercreditor Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

         "`Distribution Agreement' shall mean, collectively, the Distribution
           Agreement dated as of October 2, 2000 between Borrower (as successor in interest to GT Interactive Software Corp.) and the Parent and Infogrames Europe SA, as supplemented by that certain side letter among Parent, Borrower and Interactive dated as of November 12, 2002.

          `Guarantors' shall mean each Person, if any, that executes a guaranty or other similar agreement on or after the Sixth Amendment Effective Date in favor of Senior Creditors, in connection with the transactions contemplated by the Senior Loan Documents, and their respective successors and assigns.

          `Minimum Availability Requirement' shall mean, with respect to any proposed payments under Section 3.1(ii), satisfaction of each of the following conditions: (i) Availability at any time during the ninety-day period immediately preceding the date of such payment shall not be less than $30,000,000 for any three consecutive days,
           (ii) on the date of such payment and after giving effect thereto, Availability shall not be less than $30,000,000, and (iii) Availability at any time during the four-month period immediately succeeding the date of such payment shall be projected to be no less than $30,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent.

          `Subordinated Intercompany Loan' means any loan from Subordinated
           Noteholder to any Credit Party.

          `Subordinated Noteholder' shall mean Parent, CUSH, Interactive,
           Paradigm, and any other holder of the Subordinated Obligations, from time to time.

          `Subordinated Notes' shall mean the Subordinated Intercompany Notes.

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          `Trademark License Agreement' shall mean that certain Trademark
           License Agreement dated September 4, 2003 between ATARI Interactive, Inc., Parent and Atari, Inc.."

                  4. Amendment to Section 3.1 of the Intercreditor Agreement. Clauses (iii), (iv) and (v) of Section 3.1 of the Intercreditor Agreement are hereby deleted in their entirety, and clauses (i) through (ii) of Section 3.1 of the Intercreditor Agreement are amended and restated in their entirety to read as follows:

         "(i)     payments in respect of Ordinary Course Intercompany
         Obligations made in the ordinary course of business and without acceleration of the due date thereof or prepayment; and

         (ii) other payments in respect of the Subordinated Obligations (in addition to those payments permitted under the foregoing clause (i)), quarterly, on a date that is not prior to ten Business Days after, nor later than 15 Business Days after, the date on which the Financial Statements for the immediately preceding Fiscal Quarter are delivered to the Senior Lenders in accordance with Annex E of the Senior Credit Agreement, provided, that either:

         (1) in the case of any payment made on a date on which the Minimum Availability Requirement is not satisfied, then (a) the amount of such payment does not exceed the Maximum Excess Cash Flow Amount for the immediately preceding four Fiscal Quarters less the amount of any payments made under clause (ii) of this Section 3.1 for the immediately preceding four Fiscal Quarters, (b) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (c) at any time during the thirty-day period immediately preceding the date of such payment, Availability shall not be less than $20,000,000 for any five consecutive days, (d) on the date of such payment and after giving effect thereto Availability shall not be less than $20,000,000, (e) Availability at any time during the three-month period immediately succeeding the date of such payment shall be projected to be no less than $20,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, (f) Borrower and Guarantors shall have on a combined basis at the end of such Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.75:1.00, calculated on a pro forma basis as if such payment were made during such period, and (g) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause
         (e), and a calculation of the applicable Fixed Charge Coverage Ratio and a calculation of Excess Cash Flow, which certificate shall be in form and substance reasonably satisfactory to Senior Agent; or

          (2) in the case of any payment made on a date on which the Minimum Availability Requirement is satisfied, then (a) no Default or Event of Default

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         shall have occurred and be continuing or would result after giving effect to any such payment (including any breach of any Financial Covenant set forth in Annex G to the Senior Credit Agreement that would have resulted if such payment had been made during the previous Fiscal Quarter), and (b) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, which certificate shall be in form and substance reasonably satisfactory to Senior Agent."

                  5. Amendment to Section 6.3 of the Intercreditor Agreement.

                  (a) Section 6.3(a) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

         "(a)     permit to exist any Lien on any property or assets of any
         Credit Party to secure or provide for payment or performance of the Subordinated Obligations;"

                  (b) Section 6.3 of the Intercreditor Agreement is hereby further amended by deleting the "or" at the end of subsection
                  (b), deleting the period at the end of subsection (c) and replacing it with a semicolon followed by the word "or", and adding the following as subsection (d):

         "(d)     permit the Trademark License Agreement to be amended,
         modified, waived or supplemented."

                  6. Joinder of Interactive and Paradigm. Each of Interactive and Paradigm hereby join the Intercreditor Agreement and agree to become a Subordinated Noteholder under the Intercreditor Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Intercreditor Agreement as applicable to it as a Subordinated Noteholder.

                  7. Representations and Warranties of Subordinated Noteholder. Subordinated Noteholder hereby represents and warrants that:

                  (a) Subordinated Noteholder has the power and authority and the legal right to execute and deliver and to perform its obligations under this Amendment and to perform its obligations under the Intercreditor Agreement as amended by this Amendment (the "Amended Intercreditor Agreement"); and

                  (b) this Amendment constitutes a legal, valid and binding obligation of Subordinated Noteholder.

                  8. Representations and Warranties of Senior Agent. Senior Agent hereby represents and warrants that:

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                  (a)      Senior Agent has the power and authority and the
         legal right to execute and deliver and to perform its obligations under this Amendment and to perform its obligations under the Amended Intercreditor Agreement;

                  (b) this Amendment constitutes a legal, valid and binding obligation of the Senior Agent.

                  9. Ratification of Intercreditor Agreement; Remedies. Except as expressly provided for, and on the terms and conditions set forth, herein, the Intercreditor Agreement shall continue to be in full force and effect in accordance with their respective terms and shall be unmodified. In addition, this Amendment shall not be deemed a waiver of any term or condition of the Intercreditor Agreement by any party thereto with respect to any right or remedy which any party may now or in the future have under the Intercreditor Agreement, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which any party may now have or may have in the future under or in connection with the Intercreditor Agreement. The Intercreditor Agreement is hereby in all respects ratified and confirmed.

                  10. Guaranty. Each of parties hereto agrees and acknowledges that as of the date hereof, after giving effect to the Sixth Amendment, the Guaranty has been terminated and is of no further force or effect.

                  11. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  12. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          Senior Agent:

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Agent

                                          By: /s/ Christopher Cox
                                              ----------------------------------
                                              Name: Christopher Cox
                                              Title: Duly Authorized Signatory

                                          Subordinated Noteholder:

                                          INFOGRAMES ENTERTAINMENT SA,
                                          for itself and each Subsidiary thereof

                                          By: /s/ Frederic Chesnais
                                              ----------------------------------
                                              Name: F. Chesnais
                                              Title: Directeur General Delegue

                                          CALIFORNIA US HOLDINGS, INC.

                                          By: /s/ Frederic Chesnais
                                              ----------------------------------
                                              Name: F. Chesnais
                                              Title: Attorney-in-Fact

                                          ATARI INTERACTIVE, INC.

                                          By: /s/ Lisa S. Rothblum
                                              ----------------------------------
                                              Name: Lisa S. Rothblum
                                              Title: Secretary

                                          PARADIGM ENTERTAINMENT, INC.

                                          By: /s/ Lisa S. Rothblum
                                              ----------------------------------
                                              Name: Lisa S. Rothblum
                                              Title: Secretary

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                                    Credit Parties:

                                    ATARI, INC.

                                    By: /s/ David J. Fremed
                                        --------------------------------------
                                        Name: David Fremed
                                        Title: Senior Vice President, Finance
                                               Chief Financial Officer

                                    REFLECTIONS INTERACTIVE LIMITED

                                    By: /s/ Harry M. Rubin
                                        --------------------------------------
                                        Name: Harry M. Rubin
                                        Title: Director